                                                                  EXHIBIT 10(M)


                                    L E A S E

                             ARTICLE 1. LEASE TERMS

1.1 LANDLORD AND TENANT. This lease ("Lease") is entered into this 23RD DAY OF DECEMBER, 1997 by and between Thomas Edward Limited Partnership, a Minnesota Limited Partnership, ("Landlord") and Norstan, Inc., a Minnesota Corporation ("Tenant").

1.2 PREMISES. Landlord hereby rents, leases, lets and demises to tenant the following property ("Premises") consisting of (i): Approximately 85,819 square feet of office space on floors one, two, three and four as depicted on the floor plans attached hereto as EXHIBIT A ("Phase I Premises") and
(ii): Approximately 148,302 square feet consisting of the future floor 5, the second floor warehouse annex, the third floor warehouse annex and the warehouse area as depicted on EXHIBIT B attached hereto ("Phase II Premises") in the property located at 5101 SHADY OAK ROAD IN MINNETONKA, MINNESOTA ("Building"). A site plan of the building and a description of the shell improvements to the future fifth (5th) floor portion of the Premises are attached hereto as EXHIBITS C AND D. All other areas of the Premises shall be delivered in the "as is" condition except as depicted in sections 6.1, 6.2, 6.3, and 6.4. The total square foot area of the Phase I and Phase II Premises is approximately 234,121 square feet. The square foot area of the building is currently 198,011 square feet, and will increase to approximately 234,121 square feet upon addition of the future fifth floor.

For the purposes of this Lease, the determination of the number of square feet in the Premises, and the number of square feet in the Building shall be made using the "BOMA" measurement method. "As-built" measurements will be taken of the Buildings and Premises as soon as construction has progressed to the point where such measurement is possible. Landlord will certify such "as-built" measurements to Tenant, which measurements Tenant shall have the right to review and confirm. In the event that Landlord and Tenant are unable to agree upon the "as built" measurements, landlord and Tenant agree to adhere to the measurements determined by a neutral third party, which third party shall be determined mutually by Tenant and Landlord. Landlord and Tenant shall thereafter execute an addendum to this Lease in the form of attached EXHIBIT E, confirming said measurements and adjusting (i) the area of the Building and Premises, (ii) the Base Rent, and (iii) Tenant's pro rata share, to reflect the actual rentable square foot area of the Building and Premises, and such addendum shall thereupon be deemed attached hereto, incorporated herein, and by this reference made a part of this Lease. Until such time as said as-built measurements are available, Tenant agrees that the estimated square footage of the Premises and Building as set forth in this section shall be utilized to compute Base Rent, Tenant's pro-rata share of Operating Expenses, and any other sums due hereunder based in whole or in part on the square footage of the Premises or the Building.

1.3 LEASE TERM. The term of this Lease shall commence on JULY 1, 1998 ("Commencement Date") and shall terminate 161 MONTHS thereafter on NOVEMBER 30, 2011, unless sooner terminated as hereinafter provided. The Landlord shall deliver the Phase I Premises on the commencement Date and the Phase II Premises on the Commencement of Lease Month eighteen (18). Upon written notice to Landlord prior to February 13, 1998, Tenant shall have the option to delay its occupancy of portions of the Phase I Premises by substituting some or all of the Phase II second floor annex, third floor annex, or if available the Phase II warehouse into the Premises. No such substitution shall result in a reduction of the initial area of the Premises below 85,819 square feet. Upon receipt of notice from Tenant indicating the areas to be substituted, Landlord and Tenant shall enter into an addendum to the Lease to reflect the newly constituted Premises and if the substitution results in a net increase in the area of the Premises, the addendum will adjust the area of the Premises and pro-rata share of operating expenses, and will adjust the Base Rental Rate to reflect the net gain area at a Base Rental Rate of $3.85 per square foot in addition to the Base Rent depicted in section 1.4. In the event of a substitution (i) the Tenant improvement allowance described in section 6.3 shall be available for the substitution space, and (ii) the Phase I area which was subject to the substitution shall be delivered to Tenant no later than December 1, 1999, and (iii) the Tenant improvement allowance described in section 6.2 shall be available for the Phase I area, which was subject to the substitution. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to one and one half (1 1/2) times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, together with all additional rent as provided in this Lease. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease.

Tenant, upon written notice to Landlord, shall have the right to accelerate the delivery date for and its occupancy of the Phase I area which was subject to a substitution, the second floor annex, third floor annex of Phase II, or the future fifth floor or warehouse area during the first eighteen (18) months of the Lease. In the event Tenant exercises this right, Landlord shall be obligated to and shall deliver such areas to Tenant as soon as such areas can be accessed and improved by Landlord for occupancy by Tenant. Upon delivery of such areas, the Tenant's Base Rent and pro rata share of operating expenses shall be increased to reflect the addition of such space to the Premises effective as of the date of delivery. Base Rent shall be adjusted based upon the applicable rental rates set forth in section 1.4.

Landlord agrees to allow Tenant to occupy the Premises for the purpose of installing its furnishings, fixtures and equipment for a thirty (30) day period immediately preceding the Commencement Date, ("early occupancy period"). During the first fifteen (15) days of the early occupancy period the Tenant's installation workers shall cooperate and coordinate their work with Landlord's contractor such that Tenant's work will not interfere with the completion of Landlord's work. During the last fifteen (15) days of the early occupancy period, the Tenant shall have exclusive occupancy of the Premises, subject to Landlord's right of access for the purpose of maintenance of the premises and completion of punch list items thereon. Tenant's early occupancy shall be subject to all of the terms and conditions of this lease, except payment of rent and operating expenses.

    1.4  BASE RENT.  The Initial Base Rent is:        Months   Monthly Base Rent  Per Sq. Ft.
                                                      ------   -----------------  -----------

                                                      1-17        $ 42,909.50      $6.00
                                                      18-48       $100,282.38      $5.12
                                                      49-96       $106,746.43      $5.45
                                                      97-161      $113,209.97      $5.78

         Such Base Rent is subject to adjustment as provided in sections 1.2, 6.2, and 6.3.

                   Option Terms:
                                          162-221        MARKET       MARKET
                                          222-281        MARKET       MARKET

  Base Rent payable during the term of this Lease is based on the following rates for each area of the Premises:

                Months            Phase I          Phase II          Phase II          Phase II
                ------            Premises         Premises          Premises          Premises
                                  --------         (5th Floor)       (annex)           (whse.)
                                                   -----------       --------          --------
                1-17              $6.00 psf        N/A               N/A               N/A
                18-48             $6.00 psf        $7.00 psf         $3.85 psf         $3.85 psf
                49-96             $6.50 psf        $7.50 psf         $4.00 psf         $4.00 psf
                97-161            $7.00 psf        $8.00 psf         $4.15 psf         $4.15 psf

Such Base Rent is subject to adjustment as provided in sections 6.2 and 6.3.

1.5 PERMITTED USE: OFFICE AND WAREHOUSE FUNCTIONS RELATED TO SERVICES AND PRODUCTS OF COMMUNICATION.

1.6 SECURITY DEPOSIT: INTENTIONALLY OMITTED

1.7 PRO RATA SHARE: FORTY-THREE FOURTEEN ONE-HUNDREDTHS PERCENT (43.34%), adjusting to one-hundred percent (100%) upon occupancy of the Phase II Premises.
                     *  subject to adjustment as provided in Section 2.2 hereof.

1.8    ADDRESSES.    LANDLORD'S ADDRESS:                   TENANT'S ADDRESS:
       ---------     -------------------                   -----------------

                      Thomas Edwards Limited Partnership    Norstan, Inc.
                      C/O CSM CORPORATION, INC.             5101 Shady Oak Road
                      2575 UNIVERSITY AVE.  W., SUITE 150   Minnetonka, MN 55343
                      ST. PAUL, MN 55114-1024


        ARTICLE 2. RENT, OPERATING EXPENSES AND SECURITY DEPOSIT

2.1 BASE RENT. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.4 of this Lease, which amount shall be payable to Landlord at the address shown above. One monthly installment shall be due and payable on or before the Commencement Date; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month. All succeeding installments of rent shall be due and payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease. Except as otherwise provided in this section, if Landlord, for any reason whatsoever (other than Tenant's default), cannot deliver possession of the Premises to the Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom (except as depicted in this section), nor shall the expiration of the term be extended, but all rent shall be abated until Landlord delivers possession.

Landlord and Tenant agree that payment of Base Rent and operating expenses payable under the Lease shall commence upon expiration of the early occupancy period described in section 1.3 of this Lease. Landlord agrees to provide Tenant 15 days prior written notice of the date on which the early occupancy period will commence.

In the event that Landlord has not delivered the Phase I Premises on or before July 1, 1 998, subject to force majeure or Tenant caused delays, Landlord agrees to pay Tenant's base rent, operating expense charges and holdover rent charges, if applicable at Tenant's existing Wedgewood facility from July 1, 1998 until such time that Landlord delivers the Phase I Premises to Tenant. Tenant Represents that the scheduled Base Rent obligation under the Wedgewood Lease is $61,382.46 per month and the Tenant's estimated 1997 contribution to operating expenses is $47,221.07 per month. Tenant agrees that Landlord's liability shall not exceed 150% of the scheduled Base Rent and 100% of the 1998 estimated operating expenses, monthly.

If Landlord is unable to deliver the Phase I Premises to Tenant on or before July 1, 1998, Tenant may request partial occupancy of the Premises on a floor by floor basis until such time as the entire Premises are available, and Landlord will permit such occupancy subject to availability and city approval.

Should Landlord fail to deliver the Phase I Premises to Tenant on or before September 1, 1998, subject to force majeure or Tenant caused delays, Tenant may terminate this Lease with no further obligation upon delivery of written notice to Landlord on or before September 5, 1998, whereupon this Lease shall be null and void and of no force and effect.

2.2 OPERATING EXPENSES. Tenant shall also pay as additional rent Tenant's pro rata share of the operating expenses of Landlord for the Building. Landlord may invoice Tenant monthly for Tenant's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted once per year by Landlord based upon anticipated operating expenses. Within six (6) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail the computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant's next rental due. In any event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this Lease, during the year in which this Lease terminates, Landlord, prior to the termination date, shall invoice Tenant for Tenant's pro rata share of the then current estimate for operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which the termination shall occur shall be prorated on the ratio that the number of days from the Commencement of the calendar year to and including such termination date bears to 365. Tenant agrees to pay any additional rent due under this Section within thirty (30) days following receipt of the invoice or accounting showing additional rent due. Within ninety (90) days of receipt of the operating expense reconciliation for the previous year, Tenant shall have the right to audit Landlord's books and records as they pertain to operating expenses for the immediate preceding calendar year, in Landlord's office and with reasonable notice. If Tenant does not provide notice to Landlord within ninety (90) days of its intent to audit, Tenant shall automatically waive and release its right to audit for the preceding calendar year. The cost of said audit shall be borne by Tenant unless the audit discloses that Tenant has overpaid its proportionate share of operating expenses for the calendar year in question by more than five percent (5%), in which case the reasonable expense of the audit shall be borne by Landlord. If the audit reveals that Landlord's actual statement was incorrect in any amount, the resulting excess or deficiency shall be paid by or reimbursed to Tenant as the case may be. Tenant's pro rata share set forth in Section 1.7 shall, subject to reasonable adjustment by Landlord, be equal to a percentage based upon a fraction, the numerator of which is the net rentable area of the Premises as set forth and the denominator of which shall be the net rentable area of the completed portions of the building (i.e., the fifth floor will be excluded from this computation until completed), as the same may change from time to time.

2.3 DEFINITION OF OPERATING EXPENSES. The term "operating expenses" includes all reasonable expenses incurred by Landlord with respect to the maintenance and operation of the Building, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other common Building utility charges; equipment used for maintenance and operation of the Building; operational expenses; exterior window washing and janitorial services; trash and snow removal; landscaping and pest control; management fees not to exceed three percent (3%) of gross rents (exclusive of the amortization of the Tenant Improvement Allowance depicted in sections 6.2 and 6.3), wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building or project including parking and common areas; improvements made to the Building which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; installation of any device or other equipment which improves the operating efficiency of any system within the Premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the Building during the term of this Lease and legal fees incurred in connection with actions to reduce the same so long as any reduction associated with said action accrues to Tenant; and all insurance premiums Landlord is required to pay or deems necessary to pay, including fire and extended coverage, and rent loss and public liability insurance, with respect to the Building. Roof replacements shall be amortized over the useful life of the roof. Parking lot replacements shall be recovered in the year the work was performed so long as no more than 20% of the Parking area is replaced in one calendar year. The cost of Parking lot replacement involving replacement of in excess of 20% of the parking area in any year shall be amortized over the useful life of the replacement.

Notwithstanding the above, Landlord agrees that the total cost of operating expenses including property taxes for the building shall not exceed the following during the calendar years 1998-2000:

                  CALENDAR YEAR                      OPERATING EXPENSES
                  1998                               $329,000.00
                  1999                               $342,400.00
                  2000                               $356,100.00

Provided that increases in property taxes resulting from the addition of the fifth floor shall not be subject to the cap, and shall be recoverable as operating expenses without regard to the cap.

2.4 INCREASE IN INSURANCE PREMIUMS. During any part of the Lease Term during which the building is being operated as a multi-tenant facility, if an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's use of the Premises. If Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

2.5      SECURITY DEPOSIT.  Intentionally deleted.

                          ARTICLE 3. OCCUPANCY AND USE

3.1 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section 1.5. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Landlord in its management of the Building. Tenant shall not permit any waste on the Premises to be used in any way which would, in the reasonable opinion of Landlord, be extra hazardous on account of fire or which would, in any way, increase or render void the fire insurance on the Building.

3.2 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or Building which are visible from the exterior of the Premises, except those signs submitted to Landlord in writing, and which signs are in conformance with Landlord's sign criteria, if any, established for the Building.

Notwithstanding the above, Landlord agrees that, subject to city approval, Tenant shall have the right to install and maintain two (2) building signs and one ground monument sign within the project in a size, location and design reasonably acceptable to Landlord.

3.3 COMPLIANCE WITH LAWS, RULES, REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Tenant will comply with the reasonable rules and regulations of the Building adopted by Landlord. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner and with reasonable notice as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises. All rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.4 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Premises.

3.5 RIGHT OF ACCESS. Landlord or its authorized agents shall at any and all reasonable times and with reasonable notice have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers, mortgagees, insurers other interested parties or in the last six (6) months of the Lease prospective lessees, and to alter, improve or repair the Premises or any other portion of the Building. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby unless such loss is caused by the gross negligence of the Landlord. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Building.

                     ARTICLE 4. UTILITIES AND ACTS OF OTHERS

4.1 BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises. Tenant shall have no claim for rebate of rent on account of any interruption in service, unless such interruption was caused by the gross negligence of Landlord.

4.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building, unless such loss or injury was caused by the gross negligence of Landlord.

                       ARTICLE 5. REPAIRS AND MAINTENANCE

5.1. LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, and other structures serving the Premises, provided, that Landlord's cost of maintaining, replacing and repairing the items set forth in this Section are operating expenses subject to the additional rent provisions in Section 2.2 and 2.3. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease, unless such damage or inconvenience constitutes a constructive eviction of Tenant and is the result of Landlord's negligent acts or omissions. Notwithstanding the above, Landlord shall be responsible, at its sole expense, for repair and replacement of the structural elements of the building shell, and for replacement, if necessary of the cooling tower and boiler, electric transformers and switch gear provided that normal maintenance and repair of the cooling tower and boiler including minor replacements shall be performed by Tenant at Tenant's expense. Landlord's repair and replacement of the roof and normal maintenance of the structural components of the exterior of the building shall be a component of and included in operating expenses under section 2.3.

5.2 TENANT REPAIRS. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, ice and snow in accumulations of less than one (1) inch. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus fifteen percent (15%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

5.3. TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building or common areas, and at the termination of this lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of repairs necessary to restore the condition of the Premises shall be borne by Tenant.

                     ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

6.1 LANDLORD IMPROVEMENTS. Landlord shall complete the exterior site and parking lot improvements to the west of the Premises as depicted on EXHIBIT C and the majority of the fifth floor construction on or before July 1, 1998. Landlord shall exercise reasonable efforts to minimize disruption of Tenant's business activities during Landlord's completion of work after July 1, 1998, provided that most work may be completed during normal construction hours. Landlord shall complete the exterior site and parking lot improvements to the southeast of the Premises as depicted on EXHIBIT C on or before December 1, 1999.

In the event that Tenant elects to accelerate its Phase II Premises occupancy, and the area of accelerated occupancy exceeds 35,000 square feet, Landlord agrees to complete the exterior improvements to the southeast of the Premises as depicted on EXHIBIT C no later than 90 days after Tenant's notice of projected occupancy of the Phase II Premises, except that Landlord shall not be required to perform such work during the calendar months of November, December, January, February, March and April.

6.2 PHASE I PREMISES INTERIOR IMPROVEMENTS. On or before February 13, 1998 Tenant shall submit to Landlord construction drawings for the Phase I improvements, which plans shall be subject to Landlord's review and approval, which approval shall not be unreasonably withheld. In the event that acceptable working drawings are not received by Landlord on or before February 13, 1998, then Landlord's obligation to pay Tenant's base rent, operating expenses and holdover costs for the Wedgewood facility, pursuant to section 2.1 hereof, shall be delayed one (1) day for each day after February 13, 1998 that Tenant has failed to provide acceptable working drawings to Landlord, provided that the delay contributes to the late delivery of the Premises. Landlord agrees to seek competitive bids for the construction of the Phase I improvements based on a standard construction schedule. Landlord and Tenant agree to mutually select contractor(s) to perform the improvements and enter into a contract(s) for the improvements at a mutually agreed upon price. Any changes to the scope of work must be made through written change orders signed by Tenant. Landlord and Tenant agree that Landlord shall have the sole discretion to schedule the construction work including fast tracking of the construction of the improvements, provided that fast track costs shall not be a component of the improvement allowance depicted in this section, and Landlord shall endeavor to deliver the Premises on or before July 1, 1998.

Landlord shall provide an allowance of up to $17.50 per square foot towards construction of the improvements of the Premises described as Phase I in section
1.2 of the Lease (Phase I Improvements), which allowance shall be paid directly to the contractor under customary and normal construction lending procedures. Upon completion of the Phase I Improvements, Landlord shall provide Tenant documentation of final construction costs, with back up and detail information related thereto. Tenant agrees to immediately reimburse Landlord for any costs for construction of the Phase I Improvements in excess of the allowance set forth above. Landlord and Tenant agree that the Phase I Tenant Improvement costs incurred by Landlord, up to $17.50 per square foot, shall be amortized over the initial term of this lease at a 9% annual interest rate. The amortization shall be paid monthly in addition to and as a part of the Base Rent for the premises. Landlord and Tenant agree to promptly enter into an addendum to the lease in a form similar to EXHIBIT E, to confirm such increase in the Base Rent.

6.3 PHASE II PREMISES INTERIOR IMPROVEMENTS. On or before May 31, 1999, Tenant shall submit to Landlord construction drawings for the leasehold improvements to the second (2nd) floor warehouse annex, the third (3rd) floor warehouse annex the future fifth (5th) floor, and for conversion of up to 14,000 square feet of the 83,000 square foot warehouse area currently occupied by K-Tel International, Inc., to office space (the "Phase II Improvements"), which plans shall be subject to Landlord's review and approval, which approval shall not be unreasonably withheld. Landlord agrees to seek competitive bids for the construction of the Phase If improvements based on a standard construction schedule and Landlord and Tenant agree to mutually select contractors to perform the improvements.

Landlord shall provide an allowance of up to $25.00 per square foot towards construction of the Phase II Improvements, which allowance shall be paid directly to the contractor under customary and normal construction lending procedures; provided that said allowance shall only be applicable and payable with respect to Phase II Improvements which are commenced prior to December 1, 1999. Upon completion of the Phase II Improvements, Landlord shall provide Tenant documentation of final construction costs, with back up and detail information related thereto. Tenant agrees to immediately reimburse Landlord for any costs for construction of the Phase II Improvements in excess of the allowance set forth above. Landlord and Tenant agree that the Phase II Tenant Improvement costs incurred by Landlord, up to $25.00 per square foot, shall be amortized over the remaining initial term of this lease at a 9% interest rate. The amortization shall be paid monthly in addition to and as a part of the Base Rent for the premises. Landlord and Tenant agree to promptly enter into an addendum to the lease in a form similar to EXHIBIT E, to confirm such increase in the Base Rent.

6.4 BUILDING CODE COMPLIANCE ALLOWANCE. Landlord shall provide Tenant an allowance of $100,000.00 towards the cost of any modifications required to comply with current building codes, including but not limited to requirements of the Americans With Disabilities Act. This allowance shall not include nor be applicable to costs of relocation of the sprinkler system lateral runs or heads to accommodate specific space plan designs.

In the event that the cost of modifications required to comply with current building codes is expected to exceed $100,000.00, Tenant may terminate this Lease with no further obligation on or before February 13, 1998 with written notice delivered to Landlord on or before February 17, 1998. If Tenant exercises its option to terminate depicted in this section, Landlord shall have the right to fund the cost over $100,000.00 and Tenant's option to terminate shall be null and void.

6.5 ADDITIONAL TENANT IMPROVEMENTS. After the original construction of the Phase I and Phase II improvements, tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent may not be unreasonably denied. Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord, at its option, may, as a condition of its approval of the alteration or addition, require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the conditions existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease.

6.6 TENANT IMPROVEMENT WARRANTY. Landlord agrees that all Tenant improvement work performed in and about the Premises will be warranted for a period of twelve (12) months following the completion of the work. The warranty shall not be applicable to repairs necessitated by normal wear and tear or Tenant-caused damages.

                        ARTICLE 7. CASUALTY AND INSURANCE

7.1 SUBSTANTIAL DESTRUCTION. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of written notification by Tenant to Landlord of the destruction, or if insurance proceeds are not made available to Landlord, or are inadequate, for restoration, this Lease shall terminate at the option of Landlord by written notice to Tenant within sixty (60) days following the occurrence, and the rent shall be abated for the unexpired portion of the Lease effective as of the date of the written notification.

7.2 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, and insurance proceeds are adequate and available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

7.3 PROPERTY INSURANCE. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall maintain property insurance on its personal property and shall also maintain plate glass insurance. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

7.4 WAIVER OF SUBROGATION. Anything in this Lease to the contrary withstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section.

7.5 HOLD HARMLESS. Landlord shall not be liable to Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by Tenant, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

Tenant shall not be liable to Landlord or its employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property in the Building or common areas serving the Building caused by any act or omission of Landlord, its agents, servants or employees. Landlord agrees to indemnify and hold harmless Tenant of and from any loss, attorneys' fees, expenses or claims arising out of any such damage or injury.

7.6 PUBLIC LIABILITY INSURANCE. Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which Landlord shall be covered by being named as an additional insured party, under reasonable limits of liability not less than $2,000,000, or such greater coverage as Landlord may reasonably require, combined single limit coverage for injury or death. Such policy or policies shall provide that thirty (30) days' written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

7.8 LANDLORD'S INSURANCE. Landlord shall maintain in full force and effect during the lease term: an "all risk" commercial property insurance coverage policy in the amount of the full replacement value of the Building, as the value may exist from time to time.

                             ARTICLE 8. CONDEMNATION

8.1 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to maintain an action for and recover a separate award as permitted under applicable law.

8.2 PARTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to maintain an action for and recover a separate award as permitted under applicable law.

                        ARTICLE 9. ASSIGNMENT OR SUBLEASE

9.1 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.2 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and in no event shall said such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof, without Landlord's prior written consent.

9.3 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within seven (7) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublease or assignee, Landlord shall have the following options:
(1) cancel this Lease as to the Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space after subtracting costs of procurement of sublessee, Tenant shall pay to Landlord half (1/2) of such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (3) refuse, with reasonable discretion and judgement, to consent to the proposed assignment or sublease. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

9.4 RIGHTS OF MORTGAGE. Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the foregoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

9.5 TENANT'S STATEMENT. Tenant agrees to furnish, from time to time, within ten
(10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim or offset against rent;

the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord, a current financial statement of Tenant, certified as true and correct by Tenant.

               ARTICLE 10. LANDLORD'S LIEN AND SECURITY AGREEMENT

10.1 LANDLORD'S LIEN. Intentionally Deleted

                        ARTICLE 1 1. DEFAULT AND REMEDIES

11.1 DEFAULT BY TENANT. The following shall be deemed to be events of default ("Default") by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease within five (5) days of written notice from Landlord; (2) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within ten (10) days after written notice to Tenant; (3) Tenant shall file a petition or if an involuntary petition is filed against Tenant, or becomes insolvent, under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (4) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or project of which the Premises are a part.

In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the "Trustee") seeks to assume the lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental and other charges due for the balance of the Lease term or six (6) months' rent ("Security"), to be held (without any allowance for interest thereon) to secure Tenant's obligation under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (without any allowance or interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sale in or from the Premises.

11.2 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above, Landlord may elect (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant' bankruptcy estate or (ii) to terminate Tenant's right to possession only without canceling and terminating Tenant's continued liability under this lease. Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving three (3) days' written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry shall be conducted in the following manner: without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord may, but is not obligated to, relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine. Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord necessary or desirable to relet the Premises.

         Upon such reentry, Tenant shall be liable to Landlord as follows:

         A. For all attorneys' fees incurred by Landlord in connection with exercising any remedy hereunder;

         B. For the unpaid installments of base rent, additional rent or other unpaid sums which were due prior to such reentry, including interest and late payment fees, which sums shall be payable immediately.

         C. For the installments of base rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry during which the Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder.

         D. For all expenses incurred in releasing the Premises, including leasing commissions, attorneys' fees, and costs of alteration or repairs, which shall be payable by Tenant as they are incurred by Landlord; and

         E. While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter be payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the amount by which the present value of the rental value of the Premises for the unexpired portion of the term of this Lease at the time of such election, is less than the Present Value of the Base Rent, additional rent and all other charges which would have been payable by Tenant for the unexpired portion of the term of this Lease, using a nine percent (9%) discount rate, which deficiency and all expenses incident thereto, including commissions, attorneys' fees, expenses of alterations and repairs, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term had not expired. If Landlord, after such reentry, leases the Premises, then the rent payable under such new lease shall be conclusive evidence of the rental value of the Premises for the unexpired portion of the term of this Lease, so long as the rental rate for the new Lease is commercially reasonable.

If this Lease shall be terminated by reason of bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

11.3 LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT. If Tenant shall be in Default under this Lease, Landlord may cure the Default at any time for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, attorneys' fees and interest.

11.4 INTEREST, ATTORNEY'S FEES AND LATE CHANGE . In the event of a Default by
Tenant: (1) if a monetary default, interest shall accrue on any sum due and unpaid at the rate of the lesser of fifteen percent (1 5%) per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment or any other payment due from Tenant to Landlord is not received by Landlord on or before the seventh (7th) day of the month for which the rent is due, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

11.5 ADDITIONAL REMEDIES, WAIVERS, ETC.

         A. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

         B. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

         C. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiesce to, a Default.

         D. No waiver of Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

         E. No action or inaction by Landlord shall constitute a waiver of Default.

         F. No waiver of a Default shall be effective unless it is in writing and signed by Landlord.

                             ARTICLE 12. RELOCATION

12.1 RELOCATION OPTION. Intentionally Deleted

               ARTICLE 13. AMENDMENT AND LIMITATION OF WARRANTIES

13.1 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES: THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

13.2 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

13.3 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

                            ARTICLE 14. MISCELLANEOUS

14.1 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

14.2 USE OR RENT TAX. If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

14.3 ACT OF GOD. Neither Tenant nor Landlord shall not be required to perform any non-monetary covenant or obligation in this Lease, or be liable in damages to the other party, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by the other party.

14.4 HEADINGS. The section headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.5 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.8. All payments required to be made by Landlord to Tenant shall by payable at the address set forth in Section 1.8, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.8.

14.6 TENANT'S AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

14.7 HAZARDOUS SUBSTANCES. Tenant, its agents or employees, shall not bring or permit to remain on the Premises or Building any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"). Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of
(i) a violation of the foregoing prohibition by Tenant or (ii) the presence of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease caused by or arising, in whole or in part, out of the actions of Tenant, its agents or employees. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence and any release of any Hazardous Materials in, on, under or about the Premises or the Building during the term of the Lease caused by or arising, in whole or in part, out of the actions of Tenant, its agents or employees, in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph; upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration of earlier termination, for any reason, of this Lease. Landlord agrees to indemnify and hold Tenant harmless from any and all claims, damages, penalties, liabilities or costs arising by reason of the existence of hazardous substances on or about the Building prior to Tenant's occupancy thereof.

14.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.9 LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided.

14.10 BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to PAY any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than fees due to KURT KNOFF AND MARIA MAUGHN OF CB COMMERCIAL/MADISON COMMERCIAL which are the responsibility of LANDLORD. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

14.1 1 MANAGEMENT AGENT. Landlord hereby notifies Tenant that the person authorized to execute this Lease and manage the Premises is CSM Corporation, a Minnesota corporation, which has been appointed to act as the agent in leasing management and operation of the Building for owner and is authorized to accept service of process and receive or give receipts for notices and demands on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

14.12 OPTION TO EXTEND. Tenant may extend the term of this Lease for two (2) additional sixty (60) month terms under the same conditions contained herein, except that the Base Rental shall be adjusted to reflect the prevailing market rate for comparable space in the Minneapolis southwest suburbs. In no case shall the adjusted Base Rent be less than the latest Base Rent paid by Tenant during the primary term of the lease or extension thereof. Tenant may exercise its option to extend the term of the Lease upon twelve (12) months prior written notice to Landlord, stating its irrevocable exercise of its option to extend the term of the Lease. In the event that Tenant falls to deliver timely notice of its exercise of this option, Tenant's right and option to extend shall be deemed null and void. It shall be a condition of the exercise of this option that Tenant not be in default in the performance of its obligations under this Lease.

14.13 ARCHITECTURAL/DESIGN/CONSTRUCTION AGREEMENT. Landlord will provide tenant a $2.00/square foot allowance to be applied towards architectural design, and Tenant's project management fees incurred by Tenant in connection with the design and construction of Phase I and Phase 11 Premises including but not limited to all costs of interior design, construction drawings and supervision of the construction of the interior office improvements, all of which shall be paid by tenant, but excluding the design and construction of the structural components of the fifth floor expansion which shall be paid by Landlord. The allowance shall be payable to Tenant in two equal payments, the first half payment shall be due to Tenant after landlord's receipt of acceptable Phase I construction drawings, and the second half shall be due after the receipt of acceptable Phase 11 construction drawings.

14.14 PARKING. Landlord agrees to provide at no expense to Tenant except as depicted in sections 2.2 and 2.3, Tenant 583 parking spaces west of premises and 45 existing parking spaces southeast of the Premises depicted on EXHIBIT C upon lease commencement. Sixty-two additional spaces southeast of the Premises will be provided at no expense to Tenant except as depicted in sections 2.2 and 2.3 prior to the commencement of the Lease month 18 in the area marked "New Parking" on EXHIBIT C. Additional parking spaces will be provided by Landlord at Tenant's request. The location, scope and cost of the additional parking spaces shall be mutually agreed upon by Landlord and Tenant, with Landlord's costs associated with the construction of the additional parking area being paid by Tenant monthly as additional Base Rent over the remaining term of the Lease, based on an amortization of such costs over the remaining term of the Lease amortized at a 10 1/2% interest rate, which payments shall commence on the first day of the month first following the date of completion of the additional parking area.

14.15 TERMINATION OF K-TEL INTERNATIONAL LEASE. Landlord and Tenant acknowledge that Landlord Has the option to terminate the Lease between K-tel International, Inc. and Thomas Edward Limited Partnership pursuant to section 7 of the Addendum to said Lease. Landlord agrees to exercise its option to terminate said lease effective July 31, 1998, provided that Tenant, by written notice to Landlord delivered before January 20, 1998, requests such termination, which request shall include a payment by Tenant to Landlord of $35,000, to reimburse Landlord for the termination fee that Landlord will be required to pay K-Tel International by reason of such early termination.

In the event that Tenant requests that Landlord terminate the Lease with K-Tel International, Inc. as aforesaid, then Tenant's obligation to pay Base Rent and additional rent with respect to the warehouse space vacated by K-Tel International, under the same terms and conditions contained herein, shall commence August 1, 1998.

14.16 LANDLORD DEFAULT. In the event that landlord is in default of its obligations under this Lease and has not cured said default, or made reasonable effort towards curing said default within thirty (30) days of receipt of written notice from Tenant, then Tenant shall have the right to cure said default and withhold an amount equal to the reasonable cost of curing said default from Tenant's next rent payment due.

14.17 OPTION TO TERMINATE. In the event that Landlord has not secured approval of its application for rezoning of the Building to an industrial planned unit development and approval of fifth floor on or before February 13, 1998, Tenant may, by written notice to landlord given not later than February 1 8, 1 998, (i) elect to terminate this Lease, in which case this Lease shall be null and void and of no further force and effect, or, (ii) elect to have this Lease remain in full force and effect, as to all of the Premises described in section 1.2 hereof, except the future fifth (5th) floor, in which case the Landlord shall have no obligations with respect to the construction and delivery of the future fifth (5th) floor and the area of the Premises, the Base Rental Rate, and Tenant's prorated share of operating expenses shall be adjusted to reflect the omission of the future floor five from the Premises. For the purposes of clause
(ii) above, Landlord and Tenant agree that the future floor five area is 36,110 square feet and that the Base Rental Rate for floor five (5) is $7.00 per square foot for lease months 1 8 through 48, $7.50 per square foot for Lease months 49 through 96 and $8.00 per square foot for Lease months 97-161. In the event that Tenant makes the election described in clause (ii) above, Tenant further agrees to comply with any conditions or limitations on office/warehouse mix imposed by the city of Minnetonka, with respect to the use of the Premises.

14.18 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective the day and year first above written.


LANDLORD:                                   TENANT:

THOMAS EDWARD LIMITED PARTNERSHIP           NORSTAN, INC.


BY:  /s/                                    BY:  /s/
    ----------------------------------          --------------------------------
ITS: Partner                                ITS: CFO
    ----------------------------------          --------------------------------

                                  EXHIBIT A             1 OF 4





                                    [MAP]

                                  EXHIBIT A             2 OF 4



                                    [MAP]

                                  EXHIBIT A             3 OF 4




                                    [MAP]

                                  EXHIBIT A             4 OF 4




                                    [MAP]

                                  EXHIBIT B             1 OF 3



                                    [MAP]

                                  EXHIBIT B             2 OF 3



                                    [MAP]

                                  EXHIBIT B             3 OF 3



                                    [MAP]

                                  EXHIBIT C





                                    [MAP]

                                    EXHIBIT D

                              LANDLORD IMPROVEMENTS
                                       For

                                  NORSTAN, INC.
                          Modern Merchandising Building
                              Minnetonka, Minnesota

                                   Prepared by
                                 CSM CORPORATION
                                December 22, 1997

The landlord will provide the following improvements to the tenant at landlords expense:

1. Exterior shell shall be structural steel and insulated metal frame walls with brick veneer exterior. Interior elevations of the exterior walls shall be plain exposed gypsum board, taped and sanded to the roof deck (paint ready).
2. Exterior Window systems shall be thermally broken aluminum storefront glazing, units with thermal insulated, reflective glass.
3. Shell building existing ceilings is an exposed prime painted structural steel and metal deck with a single ply EPDM membrane, insulated roof system.
4. Shell building floor is the existing 3 V-," inch reinforced, concrete floor.
5. Brass upright sprinkler heads for minimum (light hazard) density requirements (laterals only, no drops) are included as part of shell building construction.
6. Four (4) toilet rooms, stacked above the corresponding toilets below, finished to "paint-ready" condition are included as part of the shell building construction. These shall include: (7) water closets, (1) urinal (6) lavatories, toilet partitions and accessories. Toilet rooms shall receive Dal Tile (group 1, group 2 colors) or equivalent, a 4'-4" high wainscot of ceramic tile on plumbing wall and wall adjacent to toilet only. Water closets shall be building standard pressure-assisted tank type units. Lavatories shall be wall mounted type. One budding standard handicap electric water cooler is included. Toilet accessories include handicap crab bars as required by applicable code, toilet paper holders, feminine napkin holders, soap dispensers, and paper towel dispensers.
7. A 600 ampere 480/277 volt main electrical service to a 480/277 volt distribution panel for the landlord supplied HVAC equipment within the premises is included in the shell building construction.
8. Gas heating/electric cooling roof top heating and air conditioning units (excluding distribution ductwork and diffusers) designed to supply approx. 1 ton tempered air per 400 square feet of floor area, shall be included as part of the shell building construction.
9. Modifications to the existing two-gang elevator to provide one (1) additional stop, shall be provided as part of the shell building construction.

All other improvements shall be at tenant's sole expense, including but not limited to the following:

A.       Gypsum wall construction.
B.       Interior doors.
C.       Interior hardware.
D.       Interior hollow metal frames.
E.       Tenant finish Heating, Ventilation, and Air Conditioning.
F.       Muzak or telephone communication systems.
G.       Security systems or access control systems.
H.       Appliances, vending machines, kitchen equipment.
I.       Office furniture, moveable partitions, etc.
J.       Extra cooling capacity for tenant furnished equipment
K.       Millwork/Built ins: counters, cabinets, shelving, closets, etc.
L.       Computer terminal outlets, wiring, or systems.
M. Tenant finish electrical items, i.e., light fixtures, power feeds, outlets, disconnects, etc., except as listed within the above Landlords scope of work.
N.       Plumbing rough ins, connections, stub ups, Vent risers, fixtures, etc..
0. Ramps and/or overhead doors to accommodate Drive-in capability, dock revelers, shelters, etc.
P.       Tenant signage.
Q. Additional structural reinforcement for tenant's roof top units, including roof curb, roof deck penetration, and roof repair. These items shall be performed by the owners shell building, roofing contractor in order to maintain the roof warranty.
R. Increased City of Minnetonka, Sewer Access Charge (SAC) over and above $0.38 per square foot.
S. Gas piping to tenant equipment. A meter socket is provided at the nearest building manifold location.
T. Construction general conditions, including but not limited to: building permits, field supervision, Clean up, dumpsters, and project management, except as listed within the above Landlords scope of work.

                                ADDENDUM TO LEASE

This is an ADDENDUM to that certain Lease dated December 23, 1997, ('Lease") by and between Thomas Edward Limited Partnership, a Minnesota Limited Partnership, ("Landlord") and Norstan, Inc., a Minnesota corporation, ("Tenant"), and is entered into effective this 6th day of January, 1998.

In consideration of the mutual covenants herein contained, and other good and valuable consideration, Landlord and Tenant hereby confirm and/or agree as follows:

1. SECTION 1.4 PREMISES. Landlord and Tenant acknowledge and confirm that the rentable area of the Premises, according to "as-build" measurements, is as follows:

           First Floor Office                            4,641 Square Feet
           Second Floor Office                           7,098 Square Feet
           Third Floor Office                            37,970 Square Feet
           Fourth Floor Office                           36,110 Square Feet
           Fifth Floor Office                            36,110 Square Feet
           Second Floor Warehouse Annex                  14,617 Square Feet
           Third Floor Warehouse Annex                   14,575 Square Feet
           Warehouse Area                                83,000 Square Feet

           Total: 234,121 Square Feet (Pending verification of the fifth floor office area)

2. SECTION 1.7 PRO RATA SHARE. Landlord and Tenant acknowledge and confirm that Tenant's pro rata share of operating expenses shall be forty-three and thirty-four one hundredths (43.34%), (adjusting to 100% upon occupancy of the Phase III premises).

3. MISCELLANEOUS. If any provision of the Lease is inconsistent with the provisions contained herein, then and in such event the provisions of this Addendum shall control. Except as expressly modified herein, all other terms and conditions of the Lease shall remain unchanged, and in full force and effect.

LANDLORD:                                   TENANT:
Thomas Edward Limited Partnership           Norstan, Inc.


BY:  /s/                                    BY:  /s/
    --------------------------                 ------------------------------
ITS: Partner                               ITS: CFO
    --------------------------                 ------------------------------

                                    EXHIBIT E
                                ADDENDUM TO LEASE

This is an ADDENDUM to that certain Lease dated __________________, ("Lease") by and between CSM ______________, INC., a Minnesota corporation, ("Landlord") and ____________________, a _________________ corporation. ("Tenant"), and is entered into effective this day of 1998.

In consideration of the mutual covenants herein contained, and other good and valuable consideration, Landlord and Tenant hereby confirm and/or agree as follows:

1. SECTION 1.2 PREMISES. Landlord and Tenant acknowledge and confirm that the rentable area of the Premises, according to "as-built" measurements, is
____________.

2. SECTION 1.4 BASE RENT. The Base Rent for the Lease Term shall be:

         Lease    Monthly      Annual       Per
         Months   Base Rent    Base Rent    Sg. Ft.



The Landlord and Tenant acknowledge and agree that the above stated Base Rent reflects and incorporates the adjustments required by Section of the Lease.

3. SECTION 1.7 PRO RATA SHARE. Landlord and Tenant acknowledge and confirm that Tenant's pro rata share of operating expenses shall be _________________ percent (____%).

4. MISCELLANEOUS. If any provision of the Lease is inconsistent with the provisions contained herein, then and in such event the provisions of this Addendum shall control. Except as expressly modified herein, all other terms and conditions of the Lease shall remain unchanged, and in full force and effect.

        LANDLORD:                           TENANT:
        CSM                , INC.
            ---------------                 ------------------------------------
        BY                                  BY:
           --------------------------          ---------------------------------
        ITS:                                ITS:
            -------------------------          --------------------------------